UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

U.S. Rare Earths, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31199	87-0638338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway Suite 240 Plano, Texas 75024	75206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2014, the Board of Directors of U.S. Rare Earths, Inc. (the “Company”) appointed F. Scott Chrimes to serve as the Chief Financial Officer and Secretary of the Company, effective immediately.

Mr. Chrimes, age 60, has served as Vice President, Chief Financial Officer and Secretary/Treasurer of Lattimore Properties, Inc. (“Lattimore Properties”) since 1996. Lattimore Properties is a privately owned Texas-based company with real estate holdings in Texas, Colorado and Mexico and private investments in mining, pharmaceuticals and software development. In addition, since February 2014, Mr. Chrimes serves as a director of and is Chief Financial Officer and Secretary of BioChemics, Inc., a privately-held pharmaceutical development company. From 1991 to 2011, Mr. Chrimes also served as Chief Financial Officer of Lattimore Materials Company, one of the largest privately-owned concrete production and aggregate mining companies in the Southwest United States prior to its sale in March 2011 to Halcim (USA) Inc. Prior to joining Lattimore Materials, Mr. Chrimes was the Controller for the privately-owned holdings of Edwin L. Cox, Jr. Mr. Chrimes has over 35 years of financial and administrative experience during his business career, including responsibility for financial reporting, general accounting, tax, treasury and cash management, management information systems, human resources and labor negotiations, financing and legal affairs. Mr. Chrimes received his BBA, with an emphasis in accounting, from North Texas State University in 1975. He became a Certified Public Accountant, licensed in Texas, in 1981.

Mr. Chrimes has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Chrimes and any other person pursuant to which he was appointed as Chief Financial Officer.   The Company has not executed an employment agreement or other contractual arrangement with Mr. Chrimes. As Chief Financial Officer and Secretary/Treasurer of Lattimore Properties, Mr. Chrimes is employed by and paid a salary by Lattimore Properties. John Victor Lattimore, Jr., the Company’s Chairman of the Board, serves as President and Chairman of Lattimore Properties and Mr. Lattimore beneficially owns approximately 25% of the outstanding shares of common stock of the Company including approximately 16.5% through Lattimore Properties. As described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2014, Lattimore Properties is indirectly paid $25,000 a month by the Company for providing certain consulting services. In addition, the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2014 describes other related party transactions involving Lattimore Properties and its affiliates.

On April 30, 2014, the Board of Directors of the Company removed Mr. Mark E. Scott as Chief Financial Officer and Secretary of the Company, effective immediately. There were no disagreements between Mr. Scott and the Company or any officer or director of the Company in connection with Mr. Scott’s removal. The Company expects to retain Mr. Scott as a consultant on an as-needed basis on terms to be negotiated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

Dated: May 6, 2014	By:	/s/ Kevin M. Cassidy,
Kevin M. Cassidy,
Chief Executive Officer